Exhibit 99.1
EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into effective March 31, 2015, (the "Effective Date") by and between Scio Diamond Technology Corporation ("SCIO") and Gerald McGuire ("Executive").
RECITALS
WHEREAS, SCIO is a Nevada corporation that develops and sells high quality single crystal diamond materials, diamond gemstones, diamond gemstone jewelry and diamond materials for industrial applications such as, power switches, semiconductor processors, optoelectronics, geosciences, water purification, and MRI and other medical science technology (the "Business"); and

WHEREAS, Executive is an executive with substantial management experience who has been employed by SCIO; and

WHEREAS, SCIO desires to provide continued inducement for Executive to remain in the service of SCIO; and

WHEREAS, Executive has and will continue to have access to confidential, proprietary and trade secret information of SCIO and relating to its Business, which confidential, proprietary and trade secret information SCIO desires to protect from disclosure and unfair competition; and

WHEREAS, it is desirable and in the best interests of SCIO and its shareholders to prevent unfair competition by former executives of SCIO during their employment with SCIO and following separation of their employment with SCIO for any reason, to protect SCIO's confidential, proprietary and trade secret information, to protect SCIO's relationships with its customers and its employees, and to secure cooperation from former executives with respect to matters related to their employment with SCIO; and

WHEREAS, it is desirable and in the best interests of Executive to enter into this Agreement to receive those benefits, including increase in pay, annual bonus distribution, participation in company stock plans,  and other compensation, promotion, change in duties, to which Executive would not otherwise be entitled to receive; and

WHEREAS, Executive understands that nothing in this Agreement limits SCIO's or Executive's right to terminate employment at any time and for any reason.

THEREFORE, in consideration of Executive's continued employment with SCIO, the increased compensation in connection with such employment, and the foregoing premises and other good and valuable consideration provided hereunder, the receipt and adequacy of which are hereby acknowledged, Executive and SCIO, intending to be legally bound, agree as follows:

AGREEMENT
1.  Employment.

a.  Term. Executive's employment pursuant to this Agreement will commence on the Effective Date and continue until the third anniversary of the Effective Date (the "Initial Term"), unless Executive's employment is earlier terminated pursuant to Section 3 below.  Unless Executive's employment has earlier terminated as permitted in Section 3 below, Executive's employment under this Agreement will automatically renew following the Initial Term for successive terms of one year each (each called a "Renewal Term"), unless either party provides the other party with sixty (60) days advance written notice prior to the expiration of the Initial Term or any Renewal Term, as applicable, that this Agreement will not be renewed and Executive's employment will terminate.  During the Initial Term or any Renewal Term, Executive's employment with SCIO may be terminated as provided for in Section 3 below.

b.  Position with SCIO. Executive will serve as SCIO's President and CEO and will perform such duties and responsibilities as the Board of Directors (the "Board") may assign or designate to Executive from time to time.

c.  Performance of Duties and Responsibilities.  Executive agrees to be a loyal employee of SCIO, and will at all times faithfully and to the best of Executive's abilities and experience, and in accordance with the standards and ethics of the business in which SCIO is engaged, perform all duties that may be reasonably required of Executive by this Agreement, SCIO's policies and procedures, and the directives of the Board.  Executive agrees to devote such working time and efforts (except for permitted vacation periods and reasonable periods of illness and other incapacity) to the performance of services, duties and responsibilities on behalf of SCIO so that such performance will be his primary business activity.  Executive may serve on the boards of directors of a reasonable number of corporations or trade organizations and participate in charitable, community or religious activities; provided, however, that in the opinion of the Board, such service or participation does not materially interfere with the proper performance of his duties and responsibilities specified herein.

2.  Compensation.  While Executive is employed by SCIO, SCIO will provide Executive with the following compensation and benefits:

a.  Base Salary.  SCIO will pay to Executive for services provided hereunder an annualized salary of $200,000.00 ("Base Salary"), less deductions and withholdings, which will be paid in accordance with SCIO's normal payroll policies and procedures, to the extent applicable to Executive.  Executive's Base Salary may be adjusted annually by the Board, in its sole discretion, provided that Executive's Base Salary will not be decreased, unless such decrease is part of an across-the-board uniformly applied reduction affecting all executives of SCIO and not disproportionately more to Executive.

b.  Bonus.  Executive will be eligible for an annual performance bonus pursuant to SCIO's then existing incentive bonus plan ("Bonus Plan") (which in any case has been approved by the Board).  The performance and other criteria for bonus eligibility will be established and determined in accordance with such existing incentive bonus plan.  Such bonus will be payable at the time designated by the Board and in no event prior to the completion of the audit of SCIO's financial statements for the corresponding fiscal year.  Unless otherwise provided in this Agreement, Executive must be actively employed at the time the bonus is paid to receive any such bonus, provided however, that in the event SCIO has not paid the bonus owed pursuant to the Bonus Plan prior to the end of the fiscal quarter following the final period on which the bonus is calculated, Executive shall be entitled to payment of the bonus without regard to employment status.

c.  Employee Benefits.  Executive and Executive's dependents will be eligible to participate in all employee benefit plans and programs made available from time to time to SCIO's executive and management employees.  Executive's and Executive's dependent's participation in any plan or program will be subject to the provisions, rules, and regulations of, or applicable to, the plan or program.  The premiums for the coverage of Executive and Executive's dependents under that plan will be paid pursuant to the formula in place for other executive and management employees covered by SCIO's group insurance plans.

d. Paid Time Off.  Executive will be entitled to four (4) weeks of paid time off during each calendar year to be used solely for vacation.  In addition, he will be entitled to such holidays and sick days as may be provided for other employees pursuant to SCIO's policies.  The scheduling of time off for any such purpose will be subject to the prior approval of the Board, which approval will not be unreasonably withheld.  Paid vacation time to which the parties will agree in any given calendar year will accrue at the start of each calendar year.

e.  Expenses.  SCIO will reimburse Executive for all reasonable and necessary out-of-pocket business, travel, and entertainment expenses incurred by Executive in the performance of duties and responsibilities to SCIO during Executive's employment.  Such reimbursement will be subject to SCIO's normal policies and procedures for expense verification, documentation, and reimbursement.

3.  Termination of Employment.  As used herein, the "Termination Date" means the date of the Executive's "separation from service", within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), with SCIO.

a.  Termination by Consent.  This Agreement may be terminated at any time by the parties' mutual agreement, expressed in writing, with SCIO's only obligation being the payment of salary and accrued, unused vacation compensation earned as of the Termination Date, less customary or legally required withholdings, and without liability for severance compensation of any kind.

b.  Termination by Death.  Upon the death of Executive, this Agreement will automatically terminate, and all rights of Executive and Executive's heirs, executors and administrators to compensation and other benefits under this Agreement will cease, except for the payment of salary and accrued, unused vacation compensation earned as of the Termination Date, and the pro rata portion of Executive's bonus under Section 2(b), if any, earned prior to Executive's death, less customary or legally required withholdings, and without liability for severance compensation of any kind.

c. Termination by Disability.  This Agreement will terminate, consistent with applicable law, upon the Disability (defined herein) of Executive.  If this Agreement is terminated upon the Disability of Executive, then SCIO's only obligation will be the payment of salary, accrued, unused vacation compensation earned as of the Termination Date, and the pro rata portion of Executive's bonus under Section 2(b), if any, earned prior to Executive's Termination Date, less customary or legally required withholdings, and SCIO will have no liability for severance compensation of any kind.  For purposes of this Section, "Disability" has the meaning set forth in any policy of long term disability insurance maintained by SCIO for the benefit of Executive (as determined by the insurer) or, if no such policy is maintained, "Disability" means the inability of Executive to substantially perform on a full-time basis the material duties and responsibilities of Executive's employment with SCIO by reason of Executive's illness or other physical or mental impairment or condition, with or without reasonable accommodations as defined by federal law, if such inability continues for a period of at least: (i) sixty (60) consecutive days; or (ii) ninety (90) days in any twelve (12) consecutive month period.  Should Executive's Disability result in an undue hardship on SCIO, SCIO will have the right to terminate this Agreement effective immediately.  Notwithstanding the above provisions, SCIO will comply with all applicable local, state and federal laws.

d.  Termination by Executive.

i.  Without Good Reason.  Executive may terminate this Agreement without Good Reason (defined herein) upon ninety (90) days' prior written notice to SCIO.  If Executive terminates this Agreement without Good Reason, then SCIO's only obligation will be the payment of salary and accrued, unused vacation compensation earned as of the Termination Date, less customary or legally required withholdings, and without liability for severance compensation of any kind.  For purposes of this Agreement, "Good Reason" means any (i) material diminution in Executive's duties or reporting obligations, (ii) reduction in Executive's base compensation, where such reduction is not part of a general reduction in base compensation for all executive-level employees of SCIO, provided reduction is not greater than 10% without the employees consent (iii) decision by SCIO to relocate Executive's work site as of the Effective Date to a place more than fifty (50) miles away from that work site, or (iv) any material breach by SCIO of this Agreement, in each case with respect to subsections 3(d)(i), (ii), (iii) or (iv), unless agreed to in writing by Executive, and which is not remedied within twenty (20) days after SCIO's receipt of written notice thereof from Executive.
ii.  With Good Reason.  If Executive terminates this Agreement for Good Reason, then in addition to the payments in Section 3(d)(i), SCIO will pay Executive all severance compensation required by Section 3(e)(i), as if Executive had been terminated by SCIO without Cause; provided, however, such payment of severance compensation under Section 3(e)(i) is contingent upon Executive's execution of a general release of claims in a form satisfactory to SCIO, in its sole discretion, and drafted so as to ensure a final, complete and enforceable release of any and all claims that Executive has or may have against SCIO, including, without limitation, claims relating to or arising in any way from Executive's employment with SCIO and/or the termination thereof, and complete and continuing confidentiality of SCIO's proprietary information and trade secrets, the circumstances of Executive's separation from SCIO, and compensation received by Executive in connection with that separation.

e.  Termination by SCIO

i.  Without Cause.  SCIO may in its sole discretion terminate this Agreement at any time without Cause (defined below).  If SCIO does so, SCIO will pay Executive severance compensation equal to twelve (12) months of Executive's Base Salary provided the executive has been employed for 24 months but only six (6) months of Executive's Base Salary if the executive has been employed by the Company for less than 24 months, provided, however, such payment of separation benefits under Section 3(e)(i) is contingent upon Executive's execution of a general release of claims in a form satisfactory to SCIO, in its sole discretion, and drafted so as to ensure a final, complete and enforceable release of any and all claims that Executive has or may have against SCIO, including, without limitation, claims relating to or arising in any way from Executive's employment with SCIO and/or the termination thereof, and complete and continuing confidentiality of SCIO's proprietary information and trade secrets, the circumstances of Executive's separation from SCIO, and compensation received by Executive in connection with that separation.  Subject to Executive's execution of the general release of claims, the Company shall have the option of paying such severance compensation in a lump sum or in equal monthly installments in amounts provided herein, less customary or legally required withholdings, on the first business day of each month, beginning in the month following Executive's execution of the general release of claims and expiration of any applicable rescissions period(s).  Without waiving any right or obligation provided herein or creating an additional right or obligation, it is the intent of the parties that SCIO will present the General Release within 7 days of termination. Executive will also be paid the pro rata portion of Executive's bonus under Section 2(b), if any, earned prior to Executive's Termination Date, on the date that bonuses for the fiscal year in which the Termination Date occurs are paid to employees of SCIO.  Because this subsection is intended to provide severance compensation to enable Executive to support Executive in the event of Executive's loss of employment under certain circumstances specified herein, Executive's right to severance compensation under this subsection will not be triggered by a Change of Control (as defined herein), unless such Change of Control results in Executive's loss of employment within 12 months of the Change of Control event and such employment loss is not for Cause. "Change of Control" means any transaction or series of related transactions (i) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any Stockholder (as defined in the Stockholders' Agreement among SCIO and the Stockholders party thereto, as amended from time to time), or persons controlling, controlled by or under common control with the Stockholders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the issued and outstanding Voting Stock (as defined below) of SCIO, (ii) that results in the sale of all or substantially all of the assets of SCIO, or (iii) that results in the consolidation or merger of SCIO with or into another corporation or corporations or other entity in which SCIO is not the survivor (except any such corporation or entity controlled, directly or indirectly, by SCIO).  As used herein, "Voting Stock" means the Voting Common Stock, $0.001 par value per share, of SCIO.

ii.  With Cause.  SCIO may terminate this Agreement for Cause (defined herein) effective immediately, with SCIO's only obligation being the payment of salary and accrued, unused vacation compensation earned as of the Termination Date, less customary or legally required withholdings, and without liability for severance compensation of any kind.  "Cause" means any of the following, as reasonably determined by SCIO, provided that such "Cause" is not cured, or is not capable of being cured, by Executive within thirty (30) days after SCIO delivers written notice of such Cause to Executive: (i) gross negligence, intentional misfeasance or malfeasance or willful misconduct by Executive in connection with his employment, or which reflects adversely and is injurious to the reputation, business or business affairs of SCIO, (ii) willful or continuing refusal by Executive to perform his duties under this Agreement or to follow the lawful direction of the Board, (iii) any material breach of the provisions of this Agreement by Executive, (iv) misappropriation of the funds or property of Company by Executive, or (v) Executive's conviction of, or plea of nolo contendere to a criminal act involving moral turpitude, dishonesty, or theft, whether denominated a felony or misdemeanor (other than a minor traffic violation).

4.  Post-Termination Obligations.

a.  SCIO's Obligations.  In the event of the termination of Executive's employment, the sole obligation of SCIO under this Agreement will be its obligation to make the payments called for by Section 3 and SCIO will have no other obligation to Executive or to Executive's beneficiary or estate, except as otherwise provided by law or by the terms of any employee benefit plans or programs, or of any incentive compensation or stock ownership plans, then maintained by SCIO in which Executive participates.

b.  Executive's Obligations.  Immediately upon termination of Executive's employment with SCIO for any reason, Executive will resign all positions then held as a director or officer of SCIO and of any affiliated organization.  Executive will also promptly deliver to SCIO any and all SCIO records and any and all SCIO property in Executive's possession or under Executive's control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, flash drives or other digital storage media, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of SCIO and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, handheld personal computers or other digital devices, telephones and other electronic equipment belonging to SCIO.

5.  Confidential Information.  Except as authorized in writing by the Board or as necessary in carrying out Executive's responsibilities for SCIO, Executive will not at any time during or following Executive's employment with SCIO divulge, furnish, or make accessible to anyone or use in any way, any confidential, proprietary, or secret knowledge or information of SCIO that Executive has acquired or will acquire about SCIO, whether developed by Executive or by others, concerning (i) any trade secrets, (ii) any confidential, proprietary, or secret designs, inventions, discoveries, programs, processes, formulae, plans, devices, or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of SCIO, (iii) any customer or supplier lists, (iv) any confidential, proprietary, or secret development or research work, (v) any strategic or other business, marketing, or sales plans, systems or techniques, (vi) any financial data or plans, or (vii) any other confidential or proprietary information or secret aspects of the business of SCIO (collectively referred to as "Confidential Information").  Executive acknowledges that the Confidential Information constitutes a unique and valuable asset of SCIO and represents a substantial investment of time and expense by SCIO, and that any disclosure or other use of such Confidential Information other than for the sole benefit of SCIO would be wrongful and would cause irreparable harm to SCIO.  Executive will refrain from intentionally committing any acts that would materially reduce, and will take reasonable steps to protect, the value of such Confidential Information to SCIO.  The foregoing obligations of confidentiality will not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach by Executive of this Agreement, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with SCIO, or (iii) is required to be disclosed by law or legal process.  Executive understands and agrees that Executive's obligations under this Agreement to maintain the confidentiality of SCIO's Confidential Information is in addition to any obligations of Executive under applicable statutory or common law.

6.  Restrictive Covenants.  In consideration of Executive's continued employment with SCIO, the [increased compensation payable] in connection with such employment and other good and valuable consideration provided hereunder, Executive agrees to the following restrictive covenants.

a.  Agreement Not to Compete.  During the term of Executive's employment with SCIO, including any period of employment during or after the Initial Term or any Renewal Term, and for a period of twelve (12) consecutive months immediately following the Termination Date, whether such termination is with or without Cause, is at the initiative of Executive or SCIO or occurs before or after expiration of the Initial Term or any Renewal Term, Executive will not (except on behalf of SCIO), directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, perform or provide services for or have any ownership or other financial interest in any Restricted Business (defined herein) in the Restricted Territory (defined herein).  Ownership by Executive, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on NASDAQ or traded on a national securities exchange or publicly traded in the over-the-counter market will not constitute a breach of this Section 6(a).  For purposes of this Agreement, "Restricted Business" means any business that is the same or similar type as, or competitive with, the Business.  "Restricted Territory" means any geographic area within the United States in which SCIO conducts business or markets its products or services as of the Termination Date.

b.  Agreement Not to Solicit Customers.  During the term of Executive's employment with SCIO, including any period of employment during or after the Initial Term or any Renewal Term, and for a period of twenty-four (24) consecutive months immediately following the Termination Date, whether such termination is with or without Cause, is at the initiative of Executive or SCIO or occurs before or after expiration of the Term, Executive will not, directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, (i) solicit any then current customer of SCIO for any Restricted Business, or (ii) solicit, request, advise or induce any then current customer, supplier or other business contact of SCIO to cancel, curtail or otherwise adversely change its relationship with SCIO.

c.  Agreement Not to Solicit Employees.  During the term of Executive's employment with SCIO, including any period of employment during or after the Initial Term or any Renewal Term, and for a period of twenty-four (24) consecutive months immediately following the Termination Date, whether such termination is with or without Cause, is at the initiative of Executive or SCIO or occurs before or after expiration of the Term, Executive will not, directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, hire, engage or solicit any person who is then an employee of SCIO or who was an employee of SCIO as of the Termination Date.  General advertising, by newspaper or other medium, of an open employment or consulting position will not constitute solicitation for purposes of this Section 6(c).

d.  Acknowledgment.  Executive hereby acknowledges that the provisions of this Section 6 are reasonable and necessary to protect the legitimate interests of SCIO, including without limitation Confidential Information, customer relationships and goodwill, and that any violation of this Section 6 by Executive would cause substantial and irreparable harm to SCIO to such an extent that monetary damages alone would be an inadequate remedy.  Therefore, in the event that Executive violates any provision of this Section 6, SCIO will be entitled to an injunction, in addition to all the other remedies it or they may have, restraining Executive from violating or continuing to violate such provision.  In addition to other remedies set forth herein, SCIO will be entitled to reasonable attorneys' fees, costs and expenses incurred as a result of Executive's breach and in the enforcement of this Section 6.  The time periods set forth in this Section 6 in which Executive may be enjoined will be extended by the period of time Executive is in breach of this Section 6.

e.  Modifications.  If the duration of, the scope of or any business activity covered by any provision of this Section 6 is in excess of what is valid and enforceable under applicable law, such provision is to be construed to cover only that duration, scope or activity that is valid and enforceable.  Executive and SCIO agree that this Section 6 is to be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

7.  Miscellaneous.

a.   Successors and Assigns.  This Agreement will not be assignable, in whole or in part, by either party without the written consent of the other party, except that SCIO may, without the consent of Executive, assign or delegate all or any portion of its rights and obligations under this Agreement to any corporation or other business entity (i) with which SCIO may merge or consolidate, (ii) to which SCIO may sell or transfer all or substantially all of its assets or capital stock, or (iii) that is or becomes an affiliated organization.  Any such current or future successor to which any right or obligation has been assigned or delegated will be deemed to be "SCIO" for purposes of such rights or obligations of this Agreement.  In the event of Executive's death after Executive has become eligible for any payments under Section 3 of this Agreement, all amounts payable to Executive thereunder will be paid to a beneficiary designated by Executive in the form established by SCIO or, if no such beneficiary is designated, then to Executive's estate, heirs or representatives.

b.   Notices.  For purposes hereof, delivery of written notice will be complete upon personal delivery, or upon mailing if mailed with proper postage prepaid by United States registered or certified mail, addressed to the party at the address set forth below, or to such other mailing address as the parties hereto may designate by written notice given in accordance with this section. Notice may also be given upon receipt of electronic facsimile, provided that any facsimile notice will only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in registered or certified mail, postage prepaid, within three (3) business days following the facsimile notice.  Notices will be addressed to the parties as follows:

SCIO:	SCIO Diamond Technology Corporation Attention: Gerald McGuire or Jonathan Pfohl 411 University Ridge, Suite D Greenville SC 29601 Email: gmcguire@sciodiamond.com

Executive:	To the address listed on the signature page hereto.

c.  Governing Law. All matters relating to the interpretation, construction, application, validity, and enforcement of this Agreement, and all other disputes or issues arising from or relating in any way to SCIO's relationship with Executive, will be governed by the laws of the State of South Carolina without giving effect to any choice or conflict of law provision or rule, whether of the State of South Carolina or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of South Carolina.

d.  Jurisdiction and Venue.  Executive and SCIO consent to jurisdiction of the courts of the State of South Carolina and/or the United States District Court, District of South Carolina], for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement.  Any action involving claims of a breach of this Agreement must be brought in such courts.  Each party consents to personal jurisdiction over such party in the state and/or federal courts of South Carolina and hereby waives any defense of lack of personal jurisdiction.  Venue, for the purpose of all such suits in state court, will be in Greenville County, State of South Carolina.

e.  Severability.  Subject to Section 6(e), if any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the Agreement will remain fully enforceable.  To the extent that any court concludes that any provision of this Agreement is void or voidable, the court will reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable.

f.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and a complete merger of prior negotiations and agreements regarding the same and, except as provided in the Section 6(e), will not be modified by word or deed, except in a writing signed by Executive and SCIO. Additionally, this Agreement supersedes any and all prior agreements, written and oral, as to Executive's employment with SCIO and both parties acknowledge and agree that any prior employment agreement is hereby terminated and is of no further force and effect

g.  Waiver. No provision of this Agreement will be deemed waived, nor will there be an estoppel against the enforcement of any such provision, except by a writing signed by the party charged with the waiver or estoppel.  No waiver will be deemed continuing unless specifically stated therein, and the written waiver will operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

h.  Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered will be an original, and all of which when executed will constitute one and the same instrument.

i.  Section 409A.

i. If on Executive's Termination Date, Executive is a "specified employee" for purposes of Section 409A(a)(2)(B) of the Code, and the regulations thereunder, and SCIO has any of its stock traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B) of the Code and the regulations thereunder) and SCIO makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A), then, notwithstanding any other provision to the contrary, to the extent required to comply with Section 409A of the Code, and not otherwise excluded from the application of Section 409A of the Code under Treasury Regulation 1.409A-1(b)(4) or any other applicable provision, any severance compensation required to be paid pursuant to Section 3 which would constitute deferred compensation within the meaning of Section 409A of the Code will not be made until one (1) day after the day which is six (6) months from the date the payment would otherwise be payable.
ii. It is the intention of the parties that payments or benefits payable under this Agreement not be subject to Section 409A of the Code.  To the extent such potential payments or benefits could become subject to Section 409A, the parties will cooperate to amend this Agreement with the goal of giving Executive the economic benefits described herein in a manner that does not result in such tax being imposed.
iii. With respect to severance compensation under this Agreement, for purposes of Section 409A of the Code, each severance payment will be considered one of a series of separate payments.

j.   Construction. Headings in this Agreement are for convenience only and will not control the meaning of this Agreement.  The parties have reviewed and understand this Agreement, and each has had a full opportunity to negotiate the Agreement's terms and to consult with counsel of their own choosing.  Therefore, the parties expressly waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the Agreement's drafter, and agree that this Agreement and all amendments thereto will be construed as a whole, according to the fair meaning of the language used.
[signature page immediately following]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first above written.
EXECUTIVE /s/ Gerald A. McGuire	SCIO DIAMOND TECHNOLOGY CORP. By: /s/ Bernard M. McPheely
Print Name: Gerald A. McGuire	Print Name: Bernard M. McPheely
Address: c/o Scio Diamond Technology Corp. 411 University Ridge Suite D Greenville, SC	As its: Chairman of the Board